UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                  January 23, 2008

eSpeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code             (212) 610-2200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 23, 2008, Paul Saltzman resigned as Chief Operating Officer, of eSpeed, Inc. (the “Registrant”). In connection with his resignation, Mr. Saltzman entered into an employment separation agreement with the Registrant in which (i) he agreed to provide consulting services to the Registrant over a three year period for total cash compensation of $2.1 million provided he complies with certain affirmative and restrictive covenants; (ii) Mr. Saltzman’s 7,239 Restricted Stock Units issued in December 2007 will be immediately vested; (iii) his December 2004 option to purchase 150,000 shares of Class A common stock of the Registrant at an exercise price of $11.47 per share will be extended to expire on the termination date of his consulting period; and (iv) Mr. Saltzman will receive an additional RSU grant having a value of $100,000 on the third anniversary of his termination date in the event that he has complied with all of his obligations under the foregoing agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSpeed, Inc.

Date: January 23, 2008	By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman, Chief Executive Officer and President